NEWS RELEASE For additional information, contact: Mark A Schroeder, Chairman & Chief Executive Officer. D. Neil Dauby, President & Chief Operating Officer (812) 482-1314 July 1, 2021 GERMAN AMERICAN BANCORP, INC. (GABC) ANNOUNCES NEXT STEPS IN EXECUTIVE MANAGEMENT SUCCESSION PLAN Jasper, Indiana: July 1, 2021 -- German American Bancorp, Inc. (Nasdaq: GABC) and German American Bank have announced the next steps of their previously disclosed ongoing management succession plan. The Company’s Board of Directors, at its recent annual reorganization meeting, approved the following changes effective as of January 1, 2022: Mark A. Schroeder will be assuming the position of Executive Chairman, D. Neil Dauby will be assuming the position of President & Chief Executive Officer and Bradley M. Rust will transition to an expanded role of Senior Executive Vice President & Chief Operating Officer, while also continuing in his current Chief Financial Officer role. Mr. Dauby has also been appointed to the boards of both organizations effective immediately. Mr. Schroeder, who has been with German American for the entirety of his 49 years of banking industry experience, has served as the Company’s Chief Executive Officer since January 1, 1999. Mr. Schroeder has been a member of the German American Board since his appointment as the Company’s President on January 1, 1991. Mark, who has served in various corporate positions during his tenure with the Company, including senior lending officer, chief financial officer, chief operating officer and chief executive officer, will act in a senior advisory capacity as he assumes his new role as Executive Chairman in anticipation of his expected retirement as an executive officer and active employee of the Company during the second quarter of 2022. It is expected that Mr. Schroeder will continue to serve as chairman of the Company’s Board until the completion of his current board term at the 2023 annual shareholders’ meeting. Mr. Dauby, who joined German American in 2001, will assume the Chief Executive Officer role as of January 1, 2022. He presently serves as President & Chief Operating Officer, after having previously served as Executive Vice President & Chief Commercial Banking Officer as well as past affiliate and regional president roles with the Company. Prior to joining German American, Mr. Dauby, a graduate of Western Kentucky University in Bowling Green, Kentucky, was a CPA with sixteen years of leadership experience with regional accounting firms in various Kentucky markets, including Bowling Green and Owensboro, which are part of German American’s footprint. As President & Chief Executive Officer, Neil will assume overall responsibility for all operating and strategic aspects of the Company, reporting directly to the Board of Directors. Mr. Rust joined German American in 1999 in connection with the Company’s merger with 1ST Bancorp of Vincennes, Indiana. He has more than 30 years of banking experiencem He previously served as a federal bank examiner and in various capacities within the accounting and finance functions for 1ST Bancorp and German American, as well as, having previous executive management experience within the operations and technology areas for German American. Brad, who has been German American’s Chief Financial Officer since 2005, currently serves as Senior Executive Vice President & CFO for the Company, which includes executive oversight responsibilities for the Company’s Wealth Management and Insurance divisions. In his expanded role as the Company’s Chief Operating Officer, Mr. Rust will assume more extensive involvement in the executive oversight of the operations of the Company, while also continuing in his present role as chief financial officer with responsibility for the Company’s accounting and finance functions, including mergers and acquisitions, institutional research and shareholder relations. Commenting on the Company’s announcement, Mark A. Schroeder, German American’s Chairman & CEO, stated, "This transition of the chief executive officer position to Neil and the chief operating officer to Brad are the logical next steps in an ongoing management succession process that the Board has been implementing for the past several years. Having worked with both Neil and Brad for more than twenty years, I have the utmost confidence in their ability to lead German American to even greater levels of success in the coming years.” Mr. Dauby added, “I am excited and humbled to be given this opportunity and look forward to working with Mark and Brad in their new roles. Mark has had an impressive history of success during his tenure as CEO and has built German American into one of the premier community banking organizations in the nation. Brad and I will benefit from his expertise and leadership as we transition to our new executive management roles and prepare to lead German American into the future.” About German American German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 68 banking offices in 19 contiguous southern Indiana counties and eight counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).